UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008 (December 24, 2008)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 24, 2008, International Textile Group, Inc. (the “Company”) and the holders of the Company’s $80.0 million senior subordinated notes due June 6, 2011 (the “Notes”) entered into Amendment No. 2 to the Senior Subordinated Note Purchase Agreement (the “Note Purchase Agreement” and, as amended, the “Amended Note Purchase Agreement”). Pursuant to the Amended Note Purchase Agreement, the holders of the Notes waived the Company’s non-compliance with an international greenfield indebtedness limitation contained in the Note Purchase Agreement. The Amended Note Purchase Agreement also modified that international greenfield indebtedness limitation to provide for an aggregate basket of $165.0 million, and includes an Excess U.S. Collateral Coverage Ratio (as defined therein) to which the Company is subject. As a result of entering into the Amended Note Purchase Agreement, the Company is, and expects to remain for the foreseeable future, in compliance with the international greenfield indebtedness limitation, as well as the Excess U.S. Collateral Coverage Ratio, contained therein. The Amended Note Purchase Agreement also provides for, among other things, the guaranty by certain of the Company’s U.S. subsidiaries (other than ITG Automotive Safety Holdings LLC (“Holdings”) and its U.S. subsidiaries) of the Company’s obligations thereunder. In addition, the obligations of the Company under the Amended Note Purchase Agreement are now secured by liens on substantially all of the Company’s (and its subsidiaries, other than Holdings and Holdings’ subsidiaries) U.S. assets, a pledge by the Company (and its subsidiaries) of the stock of certain of its U.S. subsidiaries and a pledge by the Company of the stock of certain foreign subsidiaries. The liens and pledges granted pursuant to the Amended Note Purchase Agreement are subordinated to the senior liens of the lenders under the Amended Credit Agreement (defined below) and that certain Term Loan Agreement by and among the Company’s wholly-owned subsidiary, Burlington Morelos S.A. de C.V., General Electric Capital Corporation (“GECC”), as agent and a lender, and the other lenders party thereto.

The foregoing description of the Amended Note Purchase Agreement is qualified in its entirety by reference to the full text of the Amended Note Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Also on December 24, 2008, the Company and certain of the Company’s U.S. subsidiaries (excluding Holdings and its subsidiaries), GECC and the other signatories thereto entered into the Consent and Amendment No. 14 to that certain Credit Agreement, dated as of December 29, 2006, by and among the Company, GECC and the other signatories thereto (as amended, the “Amended Credit Agreement”). The Amended Credit Agreement, among other things, permits the granting of the subordinated liens to the holders of the Notes as described above.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Name

10.1	Amendment No. 2 to Senior Subordinated Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President and General Counsel

Date: December 31, 2008

EXHIBIT INDEX

Number	Name

10.1	Amendment No. 2 to Senior Subordinated Note Purchase Agreement